PURCHASE AND RELEASE AGREEMENT

THIS PURCHASE AND RELEASE AGREEMENT (“Agreement”) is made as of November 1, 2007 by and among Proxim Wireless Corporation, a Delaware corporation (the “Company”), the persons set forth on the signature pages affixed hereto (each an “Investor” and collectively the “Investors”), and the affiliates of the Investors set forth on the signature pages hereto (each, a “Joining Party” and collectively the “Joining Parties”).

RECITALS

A.           The Company wishes to purchase from the Investors, and the Investors wish to sell to the Company, upon the terms and conditions stated in this Agreement, an aggregate of 1,780,300 shares (the “Stock”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at purchase price of $1.70 per share, which Common Stock was sold by the Company to the Investors pursuant to a Purchase Agreement, dated as of July 19, 2007 (the “Original Purchase Agreement”), among the Company and the other parties to the Original Purchase Agreement (including, without limitation, the Investors).  Capitalized terms used in this Agreement without definition have the meanings given to those terms in the Original Purchase Agreement.

B.           As a condition precedent to the Company’s purchase of the Stock from the Investors, the Investors will return to the Company for cancellation warrants to purchase an aggregate of 925,000 shares of Common Stock (the “Warrants”).

In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           SALE OF STOCK.  Each Investor hereby sells to Company, and Company hereby purchases from each Investor, the number of shares of Common Stock set forth opposite the Investor’s name on the signature pages attached hereto for the purchase price set forth opposite the Investor’s name on the signature pages attached hereto.  The aggregate purchase price for all the Stock is Three Million Twenty-Six Thousand Five Hundred Ten and 00/100 Dollars ($3,026,510.00) (the “Purchase Price”).

2.           DELIVERABLES.

(a)           No later than November 16, 2007, the Investors shall deliver to Foley Hoag LLP, in trust, (i) the original certificates, registered in the names of the Investors, representing the Stock, (ii) a Medallion Guaranteed stock power for each certificate in the form and completed as reasonably requested by the Company, and (ii) the original warrant certificates set forth opposite the Investors’ names on the signature pages attached hereto, with instructions that such materials are to be held for release to the Company only upon payment in full of the Purchase Price to the Investors by the Company.

(b)           Upon such receipt by Foley Hoag LLP of all of the materials described in and in accordance with Section 2(a) above, the Company shall promptly, but no more than three Business Days thereafter, cause a wire transfer in same day funds to be sent to the account of the Investors as instructed in writing by the Investors, in an amount representing such Investor’s pro rata portion of the Purchase Price as set forth on the signature pages to this Agreement.  Upon initiation of the wire transfer(s), the Company will so notify Foley Hoag LLP in writing, and Foley Hoag LLP shall then be authorized to release, and shall then release, to the Company the materials delivered to Foley Hoag LLP by the Investors pursuant to Section 2(a) above.

(c)           If the Investors fail to deliver all the materials described in and in accordance with Section 2(a) above on or before November 16, 2007, then each of the Investors hereby specifically agrees and acknowledges that the Company is authorized (but not required) to authorize and direct its transfer agent to cancel any and all certificates representing any of the Stock, in which case the Stock shall no longer be outstanding and the Investors shall no longer be or have any rights as stockholders of the Company.  If the Company does so direct its transfer agent, the Company shall, within three Business Days after receiving confirmation that the Stock has been cancelled and is no longer outstanding, cause a wire transfer in same day funds to be sent to the account of the Investors as instructed in writing by the Investors, in an amount representing such Investor’s pro rata portion of the Purchase Price as set forth on the signature pages to this Agreement.  Upon initiation of those wire transfer(s), the Warrants shall be immediately cancelled and declared void without the need to surrender the original Warrants.

3.           REPRESENTATIONS, WARRANTIES, AND COVENANTS OF INVESTORS.  The Investors jointly and severally represent, warrant, and covenant to the Company as follows:

(a)           Each Investor is the sole owner, both of record and beneficially, of the number of shares of Common Stock set forth opposite the Investor’s name on the signature pages attached hereto, and such Common Stock is the only Common Stock owned, directly or indirectly, beneficially or of record, by such Investor or which such Investor has the right to acquire directly or indirectly through the exercise of warrants, options, or any other arrangement (other than the Warrants).  The Stock is free and clear of all voting agreements or restrictions, rights of first refusal, co-sale rights, security interests, liens, pledges, claims, options, charges, assessments of any kind whatsoever, other encumbrances, or any other interests of any third party.

(b)           Each Investor has full power, right, and authority to enter into and perform this Agreement and to sell the Stock to the Company without restriction.  Each Investor has taken all requisite action on the part of the Investor, its officers, directors, managers, members, and stockholders necessary for (i) the authorization, execution, and delivery of this Agreement and (ii) the performance of all obligations of each Investor hereunder.  This Agreement constitutes the legal, valid and binding obligation of each Investor, enforceable against each Investor in accordance with its terms.  The Company will, pursuant to this Agreement, acquire good and valid title to the Stock free and clear of any and all interests of any third party.

(c)           The execution and delivery of this Agreement by each Investor does not and will not conflict with or result in any violation of or default under (with or without notice or lapse of time or both) any contract or other agreement or any judgment, order, law, rule or regulation applicable to any Investor or any of their properties or assets.  No consent, approval, or authorization of, or registration, declaration or filing with, any person or entity is required in connection with the execution, delivery, or performance of this Agreement by each Investor.

(d)           Each Investor has such knowledge and experience in financial and business matters in general and investments in particular so that each Investor is able to evaluate the merits and risks of entering into this Agreement.  Each Investor has had a sufficient opportunity to consider the transactions contemplated by this Agreement and to request and receive all information related to the Company desired by each Investor and to ask questions of and receive answers from the Company regarding the Company and its business.  Each Investor has received such information as it considers necessary or appropriate for deciding whether to enter into this Agreement.  Each Investor has made its own investigation concerning the advisability of entering into this Agreement.  Each Investor has consulted with and obtained advice from its individual legal, tax, financial, and other advisors to the extent each Investor has desired.  Each Investor is an “accredited investor” as defined in Rule 501(a) of Regulation D, as amended, under the Securities Act of 1933.  NO INVESTOR IS RELYING ON ANY REPRESENTATIONS, WARRANTIES, AGREEMENTS, ADVICE, OR OTHER STATEMENTS, WRITTEN OR ORAL, FROM OR MADE BY OR ON BEHALF OF THE COMPANY OR ANY OF ITS DIRECTORS, OFFICERS, EMPLOYEES, OR AGENTS.

(e)           No person or entity will have, as a result of the transactions contemplated by this Agreement, any right, interest, or claim against or upon the Company or any affiliate of the Company for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of any Investor.

4.           INDEMNIFICATION.  The Investors jointly and severally hereby agree to, and do hereby, indemnify and hold harmless the Company, and the Company’s stockholders, directors, officers, employees, and other agents, from, against and with respect to any and all loss or damage arising out of or due to any inaccuracy in, breach of, or noncompliance with any of any Investor’s representations, warranties, covenants, or other provisions of this Agreement.

5.           AGREEMENTS WITH RESPECT TO COMPANY.  Each Investor and each Joining Party represents and warrants to the Company that, after the sale of the Stock and surrender of the Warrants to the Company as contemplated in this Agreement, no Investor or Joining Party owns, directly or indirectly, in record name or beneficially, any Company Stock (as that term is defined in Section 5(a) below) or any direct or indirect rights or options to acquire any Company Stock.  Each Investor and each Joining Party hereby agrees that, during the period commencing on the date hereof and ending on the day that is five (5) years after the date hereof, none of the Investors nor the Joining Parties nor any of their affiliates or associates (i) will directly or indirectly or (ii) will directly or indirectly solicit, request, advise, aid, assist, or encourage any other person or entity to:

(a)           in any way acquire, offer, or propose to acquire, or agree to acquire any Company Stock or any direct or indirect rights or options to acquire any Company Stock or any direct or indirect right to vote or direct the voting of any Company Stock, by proxy, contract, or otherwise.  For purposes of this Agreement, “Company Stock” means shares of any securities which are or may be entitled to vote, or any securities convertible into or exchangeable for any such voting securities, or any options, warrants, contractual rights, or other rights of any kind to acquire or vote any such voting securities or any securities convertible into or exchangeable for any such voting securities, of the Company;

(b)           (i) form, join in, or in any other way participate in a “partnership, limited partnership, syndicate, or other group” within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “1934 Act”); (ii) permit any other person to join a group of which one or more of the Investors or Joining Parties or any of their affiliates or associates is a member; or (iii) otherwise act in concert with any person, in each case either (a) for the purpose of violating or circumventing the provisions of this Agreement or (b) for the purpose of acquiring, holding, voting, or disposing of Company Stock;

(c)           solicit proxies or written consents of stockholders with respect to Company Stock under any circumstances, or make, or in any way participate in, directly or indirectly, any “solicitation” of any “proxy” to vote any shares of Company Stock, or become a “participant” in any “solicitation” (as such terms are used or defined in Regulation 14A promulgated under the General Rules and Regulations under the 1934 Act) whether or not relating to the election or removal of directors of the Company, or otherwise act in concert with others to seek to control or influence in any manner the management, the board of directors (including the composition thereof), or the business, operations or affairs of the Company;

(d)           seek to call, or to request the call of, a special meeting of stockholders of the Company;

(e)           submit or propose for consideration at any meeting of the Company’s stockholders one or more stockholder proposals, as described in Rule 14a-8 under the 1934 Act or otherwise;

(f)           in any manner acquire, agree to acquire, make any proposal to acquire, or announce or disclose any intention to make a proposal to acquire, directly or indirectly, whether by purchase, tender or exchange offer, through the acquisition of control of another person, by joining a “partnership, limited partnership, syndicate, or other group” (within the meaning of Section 13(d)(3) of the 1934 Act) or otherwise (i) any substantial portion of the assets of the Company or (ii) any Company Stock;

(g)           make a proposal or bid with respect to, announce or disclose any intention to propose to enter into, publicly make or disclose, cause to be made or disclosed publicly or facilitate the making public or public disclosure of any proposal or bid with respect to, any merger, consolidation, other business combination, restructuring, recapitalization, or other extraordinary transaction involving the Company or any of its subsidiaries;

(h)           institute any claim, action, cause of action, suit, administrative action, or proceeding of any kind, including, without limitation, any federal, state or other governmental proceeding of any kind, against the Company or any of its former, present, or future directors, officers, employees, representatives or agents (hereinafter collectively referred to as a “Cause of Action”), or solicit, advise, encourage, aid or assist, directly or indirectly, any person or entity in bringing any such Cause of Action;

(i)           effect or agree to effect any short sale, whether or not against the box, establish any “put equivalent position” (as defined in Rule 16a-1(h) under the 1934 Act) with respect to the Common Stock, grant any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to, or derives any significant part of its value from the Common Stock, or otherwise seek to hedge any position in or relating to the Common Stock; or

(j)           make public, or cause or assist any other person to make public (including by disclosure to any journalist, other representative of the media, or securities analyst) any request for any waiver or amendment of any provision of this Agreement or the taking of any action restricted hereby.

6.           GENERAL RELEASE.

(a)           Except for obligations specifically set forth in this Agreement, each of the Investors, for itself and its affiliated companies and its and their legal successors, assigns, officers, directors, partners, members, shareholders, agents, servants and employees, hereby releases and forever discharges the Company and its affiliated companies and its and their legal successors, assigns, officers, directors, partners, members, shareholders, affiliates, agents, servants and employees (collectively, the “Released Company Parties”), of and from any and all claims, rights, debts, liabilities, obligations, and causes of action of any kind or nature, whether known or unknown, which any Investor ever had, now has, or may hereafter have, against any of the Released Company Parties, arising out of, based upon, or relating to any act, omission, event, matter or thing relating to, in connection with, or arising from the Stock, the Original Purchase Agreement, the Warrants, the Registration Rights Agreement, or any actions, omissions, advice, statements, communications, representations, or agreements given, provided, made, taken, or omitted by or on behalf of any of the Released Company Parties in connection with or relating to the Stock, the Original Purchase Agreement, the Warrants, or the Registration Rights Agreement (collectively, the “Released Matters”).  Without limiting the generality of the foregoing, each of the Investors specifically agrees and acknowledges that it no longer has any rights under the Original Purchase Agreement, the Warrants, or the Registration Rights Agreement and shall no longer be treated as a party to any of those agreements.

(b)           Each of the Investors understands and agrees that Section 6(a) is a full and final release covering all known as well as unknown or unanticipated debts, claims, or damages it may have against the Released Company Parties in connection with the Released Matters.  Therefore, each of the Investors hereby waives any and all rights or benefits which it may now have, or in the future may have, under the terms of Section 1542 of the California Civil Code which provides as follows (or any other statute or common law principle with a similar effect):

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

(c)           Nothing in this Agreement shall constitute any admission of liability by any party.

(d)           Each of the Investors covenants and agrees that neither it nor its successors, assigns, affiliates, subsidiaries, related entities, directors, officers, shareholders, managers, partners, agents, attorneys, members, and employees will hereafter commence, maintain, or prosecute any lawsuit, proceeding, or other action at law or otherwise, or assert any claim or charge, against any of the Released Company Parties arising out of or relating to any of the Released Matters.
(e)           Each of the Investors represents and warrants that it has not sold, assigned, granted, or transferred (or purported to sell, assign, grant, or transfer), in whole or in part, to any person, company or other entity any interest in any of the claims, demands, debts, liabilities, actions, or causes of action it is releasing pursuant to this Agreement.

(f)           Each of the Investors, for itself and its affiliated companies and its and their officers, directors, partners, managers, members, agents, and employees, agrees (i) not to make any written or oral disparaging or otherwise negative remarks about the Company or its affiliates, officers, directors, partners, members, agents, and employees and (ii) not to make any written or oral statements about its reasons for entering into this Agreement (except to the extent required by applicable law).  The Company, for itself and its affiliated companies and its and their officers, directors, partners, members, agents, and employees, agrees (i) not to make any written or oral disparaging or otherwise negative remarks about the Investors or their affiliates, officers, directors, partners, members, agents, and employees and (ii) not to make any written or oral statements about its reasons for entering into this Agreement (except to the extent required by applicable law).

7.           MISCELLANEOUS.

(a)           This Agreement is intended by the parties hereto as a final, complete and exclusive expression of their agreement with respect to the subject matter hereof.  No modification or waiver of any of the provisions of this Agreement shall be valid unless in writing and signed by the party against whom the same is sought to be enforced.

(b)           This Agreement shall apply to, and shall be binding in all respects upon, and shall inure to the benefit of, the respective heirs, executors, administrators, successors, assigns and legal representatives of the parties hereto.

(c)           The parties hereto agree to execute and deliver to the other party hereto such other documents and to do such other acts or things, all as the other party hereto may at any time now or hereafter reasonably request for the purpose of carrying out the intent of this Agreement (including without limitation Section 2(c)).

(d)           Each of the Investors and the Company agrees that no single party shall be deemed to have drafted this Agreement and that this Agreement is the product of the collaborative effort of the parties and their counsel.

(e)           Each of the Investors and the Company acknowledges, agrees, and specifically represents and warrants to the other parties that it has fully read this Agreement, has received (or had the opportunity to receive) independent legal advice with respect to the meaning, and advisability of executing and entering into, this Agreement, and fully understands its effect.

(f)           Each of the Investors and the Company represents and warrants that (i) no promise or inducement has been offered or made for the execution of this Agreement except as set forth in this Agreement and (ii) this Agreement is being executed without reliance on any statements or any representations not contained in this Agreement.

(g)           In the event that any provision of this Agreement is determined by a court of competent jurisdiction to be unenforceable against any of the parties hereto for any reason or to any extent, this Agreement shall not be rendered void but any such provisions shall be deemed amended to apply to the maximum extent as such court may judicially determine or indicate to be enforceable.  Alternatively, if the court finds that any provision in this Agreement is unenforceable and such provision cannot be amended so as to make it enforceable in any application or to any extent, all remaining provisions of this Agreement shall not be affected and shall be given full force and effect without regard to the invalid or unenforceable provisions.  Notwithstanding the foregoing two sentences, in no event shall this Agreement be severable if the effect of an invalid or unenforceable provision would cause the Agreement to fail of its substantial purpose.

(h)           This Agreement may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together, if executed by one or more parties hereto, shall constitute one and the same agreement.  This Agreement may be executed by facsimile signature or electronic exchanges of documents bearing a scanned signature, and a facsimile or copy of a signature is valid as an original.

(i)           If any Investor or Joining Party breaches or threatens to breach any of the representations, warranties, covenants, or other obligations set forth in this Agreement, the Company, in addition to its right to damages and any other rights it may have, shall be entitled to obtain injunctive and other equitable relief to restrain any breach or threatened breach or otherwise to specifically enforce the provisions of this Agreement, it being agreed that money damages alone would be inadequate to compensate the Company and would be an inadequate remedy for such breach or threatened breach, all without the need of posting any bond or other security and without proving actual damages.

(j)           This Agreement shall be interpreted, enforced and governed by the laws of the State of Delaware without regard to principles of conflict of laws.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

The Company:	PROXIM WIRELESS CORPORATION

	By:	/s/ Robert E. Fitzgerald
	Name:	Robert E. Fitzgerald
	Title:	Chief Executive Officer

The Investors:	SRB GREENWAY CAPITAL, L.P.

By: SRB Management, L.P., General Partner

By: BC Advisors, L.L.C., General Partner

By: /s/ Steven R. Becker
Name: Steven R. Becker
Title: Member

Purchase Price:	$ 301,920
Number of Shares:	177,600
Warrants:	Certificate 2007-1 for 92,250 shares of Common Stock

SRB GREENWAY CAPITAL (Q.P.), L.P.

By: SRB Management, L.P., General Partner

By: BC Advisors, L.L.C., General Partner

By: /s/ Steven R. Becker
Name: Steven R. Becker
Title: Member

Purchase Price:	$ 2,614,770
Number of Shares:	1,538,100

Warrants:	Certificate 2007-2 for 799,350 shares of Common Stock

SRB GREENWAY OFFSHORE
OPERATING FUND, L.P.

By: SRB Management, L.P., General Partner

By: BC Advisors, L.L.C., General Partner

By: /s/ Steven R. Becker
Name: Steven R. Becker
Title: Member

Purchase Price:	$ 109,820
Number of Shares:	64,600
Warrants:	Certificate 2007-3 for 33,400 shares of Common Stock

The Joining Parties:

/s/ Steven R. Becker
Name: Steven R. Becker (in his personal capacity)